Exhibit 32

Certification Pursuant to

18 U.S.C. Section 1350

In connection with the Annual Report of AECOM (the “Company”) on Form 10-Q for the quarterly period ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, W. Troy Rudd, Chief Executive Officer of the Company, and Gaurav Kapoor, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ W. TROY RUDD
W. Troy Rudd
Chief Executive Officer
February 7, 2023

/S/ GAURAV KAPOOR
Gaurav Kapoor
Chief Financial Officer
February 7, 2023